Exhibit 10.02

                                                   250,000 SHARES
                                                  OF COMMON STOCK

                           PLASTICS MFG. COMPANY
                          A WISCONSIN CORPORATION
                           W188 N11707 MAPLE ROAD
                        GERMANTOWN, WISCONSIN 53022

                               STOCK OPTION


     For value received, MGS (SELLER'S) CHILDREN'S TRUST, the Optionee of this Option contract (the "Option"), may call upon PLASTICS MFG. COMPANY, the Optionor of this Option, to sell to the Optionee 250,000 shares of the Common Stock (the "Shares") of PLASTICS MFG. COMPANY (the "Corporation") at a price of $10.00 per share (the "Strike Price").

     1. EXERCISE. This Option can be exercised only on or before September 30, 2001. Exercise may be made in a series of exercised steps, but not less than 10,000 shares may be exercised at any one time.

     2.   EXPIRATION.  The expiration date of the Option is September
 30, 2001.

     3. PRESENTMENT. This Option must be presented to the Optionor at the time of exercise of this Option. This Option must be exercised in writing.

     4. CONDITIONS. This Option is subject to the terms and conditions on the reverse side hereof.

     5. COMMITMENT. The Optionor agrees to carry out and perform all of the obligations of this Option, in accordance with the terms and conditions hereof.

     Dated this 1st day of October, 1999.

                                   PLASTICS MFG. COMPANY, OPTIONOR



                                   BY:   MARK G. SELLERS
                                         Mark G. Sellers, President

                                   Date:

                       TERMS AND CONDITIONS

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     1.   DEFINITION OF TERMS.  As used in this Option, "Optionor" means the party required to perform the obligations of this Option; "Underlying Security" means the stock issued by the Corporation of the class specified on the face of this Option; "Strike Price" means the price specified on the face of this Option as the price at which the Optionee may call the Underlying Security, subject to adjustment pursuant to these Terms and Conditions; and "Expiration Price" as of a specified date means the amount shown on the face of this Option as the expiration price applicable to the period which includes the date, subject to adjustment pursuant to these Terms and Conditions.

     2.   PRICE.  Prior to the expiration of this Option:

          (a) In the event of stock splits, reverse splits or other similar actions by the Corporation with respect to the Underlying Security, this Option shall become an option for the equivalent in new securities when the new securities are duly listed for trading and the total Strike Price and the Expiration Price shall not be reduced; and

          (b) Stock dividends or the equivalent due-bills shall be attached to the Underlying Security when and if this Option is exercised, and the total Strike Price and Expiration Price shall not be reduced.

     3. EXERCISE. Upon presentation of this Option to the Optionor hereof, attached to a notice of exercise of this Option, the Optionor agrees to accept notice of the Bearer's exercise by stamping or signing the notice, and this acknowledgment shall constitute a contract and shall be controlling with respect to the acceptance and delivery of the Underlying Security and settlement.

     4. SUSPENSION OF TRADING. Except as provided herein, this Option may not be exercised when trading in the Underlying Security has been suspended by governmental authorities or by the exchange where the Underlying Security is listed, and a suspension shall not extend the date on which this Option terminates or the dates on which Expiration Prices become applicable.